Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We hereby consent to the use in this Registration Statement on Form S-1 of our report dated April 24, 2006 relating to the financial statements and financial statement schedule of Alsius Corporation, which appears in such Registration Statement. We also consent to the references to us under the headings “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Orange County, California
April 24, 2006